Exhibit 23.2
Consent Of Laroche Petroleum Consultants, Ltd.
Independent Petroleum Engineers
     We consent to the reference to our firm under the caption “experts” in the Registration Statement and related Prospectus of Toreador Resources Corporation for the registration of up to 3,036,947 shares of its common stock and to the inclusion in the Registration Statement and related Prospectus of our estimates of reserves at December 31, 2006.

/s/ William M. Kazman
Laroche Petroleum Consultants, Ltd.

Dallas, Texas
July 20, 2007